Exhibit 99.1

TherapeuticsMD Enters into a Definitive Agreement to Divest vitaCare to GoodRx

GoodRx has agreed to acquire vitaCare for $150 million in cash, with an additional $7 million consideration contingent upon vitaCare’s financial performance through 2023

BOCA RATON, Fla.--(BUSINESS WIRE)--Mar. 7, 2022-- TherapeuticsMD, Inc. (“TXMD” or the “Company”) (NASDAQ: TXMD), an innovative, leading women’s healthcare company, today announced that it has entered into a definitive agreement to divest its vitaCare Prescription Services (vitaCare) business to GoodRx (Nasdaq: GDRX), a consumer-focused digital healthcare platform. VitaCare is a technology and services platform that helps patients navigate key access and adherence barriers for brand medications.

Under the terms of the agreement, TXMD will receive $150 million in cash at closing, subject to customary adjustments, with up to an additional $7 million in cash consideration contingent upon vitaCare’s financial performance through 2023. The transaction is expected to close in the second quarter of 2022, subject to the satisfaction of customary closing conditions.  TXMD will also enter into a long-term services agreement with vitaCare to continue to utilize the vitaCare platform.

“We are pleased to find a fitting home for vitaCare and are confident that GoodRx will expand on vitaCare’s track record of increasing patient access,” said Hugh O’Dowd, Chief Executive Officer of TherapeuticsMD. “This transaction will allow TherapeuticsMD to focus on our core women’s health business and mission of empowering women of all ages through better healthcare, while at the same time delivering value for our stakeholders.”

TherapeuticsMD will further discuss this transaction and take questions on its upcoming earnings call scheduled for March 10, 2022 at 8:30 AM ET.

Advisors

Locust Walk served as financial advisor and DLA Piper LLP (US) served as legal counsel to TherapeuticsMD.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. TherapeuticsMD’s products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. TherapeuticsMD is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about TherapeuticsMD.  Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and TherapeuticsMD undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of TherapeuticsMD’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in TherapeuticsMD’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: whether TherapeuticsMD will be able to successfully divest its vitaCare business and how the proceeds that may be generated by such divestiture will be utilized; the effects of the COVID-19 pandemic; TherapeuticsMD’s ability to maintain or increase sales of its products; TherapeuticsMD’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether TherapeuticsMD will be able to comply with the covenants and conditions under its term loan facility; the effects of supply chain issues on the supply of the company’s products; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of TherapeuticsMD’s current or future approved products or preclude the approval of TherapeuticsMD’s future drug candidates; whether the FDA will approve the lower dose of BIJUVA and the manufacturing supplement for ANNOVERA; TherapeuticsMD’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letter the company received regarding IMVEXXY; the length, cost and uncertain results of future clinical trials; TherapeuticsMD’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of TherapeuticsMD’s licensees to commercialize and distribute the company’s products; the availability of reimbursement from government authorities and health insurance companies for TherapeuticsMD’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the impact of leadership transitions; and the volatility of the trading price of the company’s common stock.

Investor & Media

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com